Exhibit 99.1

FIRST AMENDMENT TO
SECURITIES PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of May 24, 2017, is entered into by and among ChromaDex Corporation, a Delaware corporation (the “Company”), Champion River Ventures Limited (“Champion River”) and Pioneer Step Holdings Limited (“Pioneer Step” and together with Champion River, the “Purchasers”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement (as defined below).

RECITALS

WHEREAS, the Purchasers and the Company are party to that certain Securities Purchase Agreement, dated as of April 26, 2017 (the “Agreement”), pursuant to which, among other things, the Company has agreed to issue and sell to the Purchasers certain equity interests in the Company, on the terms and subject to the conditions set forth in the Agreement;

WHEREAS, the Purchasers and the Company now desire to amend the Agreement in accordance with Section 5.4 of the Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Amendment to Signature Page of Champion River. The signature page of Champion River is hereby amended to provide for such Purchaser’s applicable Subscription Amount at the Second Closing and, if applicable, Third Closing, and the number of Second Closing Shares and, if applicable, Third Closing Shares, issuable thereto:

	Second Closing	Third Closing
Subscription Amount	$9,833,948.80	$3,066,050.00
Shares	3,782,288 Second Closing Shares	1,179,250 Third Closing Shares

2.
Amendment to Signature Page of Pioneer Step. The signature page of Pioneer Step is hereby amended to provide for such Purchaser’s applicable Subscription Amount at the Second Closing and, if applicable, Third Closing, and the number of Second Closing Shares and, if applicable, Third Closing Shares, issuable thereto:

	Second Closing	Third Closing
Subscription Amount	$6,555,967.60	$2,044,034.20
Shares	2,521,526 Second Closing Shares	786,167 Third Closing Shares

3.
Miscellaneous. Except as expressly set forth herein, all terms and provisions contained in the Agreement shall remain in full force and effect and are hereby ratified and confirmed. The provisions of this Amendment shall be binding upon, and shall inure to the benefit of, the successors and assigns of the Purchasers and the Company, respectively. This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York. This Amendment may be executed in counterparts, all of which counterparts collectively shall constitute one agreement, binding on the parties hereto, notwithstanding that all parties hereto are not signatories to the same counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

COMPANY:

CHROMADEX CORPORATION

By: /s/ Frank Jaksch
Name: Frank Jaksch
Title: Chief Executive Officer

[Signature Page to Amendment to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

PURCHASER:

CHAMPION RIVER VENTURES LIMITED

By: /s/ Pau Yee Wan Ezra
Name: Pau Yee Wan Ezra
Title: Director

[Signature Page to Amendment to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

PURCHASER:

PIONEER STEP HOLDINGS LIMITED

By: /Ng Ngar Bun Raymond
Name: Ng Ngar Bun Raymond
Title: Authorized Signatory

[Signature Page to Amendment to Securities Purchase Agreement]